                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ===============================

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         ===============================


       Date of Report (Date of earliest event reported): February 22, 2001


                                 NCO GROUP, INC.
                          ---------------------------
             (Exact name of Registrant as specified in its charter)

            Pennsylvania                               0-21639                               23-2858652
-------------------------------------      ---------------------------------     --------------------------------
  (State or other jurisdiction of              (Commission File Number)                   (I.R.S. Employer
   incorporation or organization)                                                      Identification Number)



                             515 Pennsylvania Avenue
                       Fort Washington, Pennsylvania 19034
                       -----------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code:    (215) 793-9300
                                                             ----------------

         Pursuant to the Fifth Amended Plan of Reorganization (with technical amendments) dated December 21, 2000 (the "Plan") of Creditrust Corporation ("Creditrust") and related Second Amended and Restated Agreement and Plan of Merger dated as of September 20, 2000 ("Merger Agreement") among Creditrust, NCO Financial Systems, Inc., NCO Portfolio Management, Inc. ("Portfolio"), and NCO Group, Inc. (the "Company"), on February 22, 2001, Creditrust was merged into Portfolio. Portfolio was the surviving corporation in the merger and will continue to operate as a Delaware corporation under the name "NCO Portfolio Management, Inc." The Company owns approximately 63% of the common stock of Portfolio.

         On March 2, 2001 the Company filed a Current Report on Form 8-K with the SEC to report the merger, among other things. The Company is amending such Current Report on Form 8-K to provide certain of the financial information required by Item 7 of the Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

         The following exhibits are being filed as part of this report:

         (a) Financial Statements of Businesses Acquired

Independent Auditor's Report................................................F-1

Consolidated Balance Sheet as of December 31, 2000..........................F-2

Consolidated Statement of Earnings for the Year ended December 31, 2000.....F-3

Consolidated Statement of Stockholders Equity and Comprehensive Income
  for the Year ended December 31, 2000 .....................................F-4

Consolidated Statement of Cash Flows for the Year ended December 31, 2000...F-5

Notes to Consolidated Financial Statements..................................F-6

         An amendment to this Report will be filed which will contain the audited financial statements for Creditrust Corporation for 1998 and 1999.


           (b) Pro Forma Financial Information.

           Any required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than May 8, 2001.

                              [LETTERHEAD OMITTED]




                          INDEPENDENT AUDITORS' REPORT




Board of Directors
Creditrust Corporation

         We have audited the accompanying consolidated balance sheet of Creditrust Corporation and Subsidiaries (the "Company") as of December 31, 2000, and the related consolidated statements of earnings, stockholders' equity and comprehensive income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Creditrust Corporation and Subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.




/s/ Reznick Fedder & Silverman
------------------------------
Baltimore, Maryland
February 9, 2001 (except for Note A, the eighth
  paragraph of Note M and the third paragraph
  of Note Q, which are as of February 22, 2001)

                               [GRAPHIC OMITTED]

                             CREDITRUST CORPORATION

                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000
                  (Dollars in thousands, except per share data)


                                     ASSETS
Cash and cash equivalents, including restricted cash of $3,629...........................      $   6,873
Finance receivables......................................................................        103,694
Investment in securitizations............................................................          9,059
Property and equipment, net..............................................................          3,130
Deferred costs, net......................................................................          4,459
Deferred tax asset.......................................................................         16,818
Other assets.............................................................................          1,172
                                                                                                --------

      Total assets.......................................................................       $145,205
                                                                                                =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities not subject to compromise:
   Accounts payable and accrued expenses.................................................       $  4,092
   Notes payable.........................................................................         87,301
   Capitalized lease obligations.........................................................          1,410
   Other liabilities.....................................................................            209
                                                                                                --------

      Total liabilities not subject to compromise........................................         93,012

Liabilities subject to compromise
   Other under-secured and unsecured liabilities.........................................         13,471
                                                                                                --------

      Total liabilities..................................................................        106,483
                                                                                                --------

Stockholders' equity
   Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued
     and outstanding.....................................................................             --
   Common stock, $.01 par value; 20,000,000 shares authorized, 10,469,068
     shares issued and 10,453,548 outstanding............................................            105
   Additional paid-in capital............................................................         72,109
   Stock held for benefit plans, 15,520 shares...........................................           (269)
   Retained earnings (deficit)...........................................................        (33,223)
                                                                                                --------

      Total stockholders' equity.........................................................         38,722
                                                                                                --------

      Total liabilities and stockholders' equity.........................................       $145,205
                                                                                                ========

              The accompanying notes are an integral part of these
                       consolidated financial statements

                             CREDITRUST CORPORATION

                       CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                  (Dollars in thousands, except per share data)

Revenue
  Income on finance receivables..........................................................     $    36,491
  Servicing fees.........................................................................           2,055
  Income on investment in securitizations................................................           3,603
                                                                                              -----------

                                                                                                   42,149
                                                                                              -----------
Expenses
  Personnel..............................................................................          23,369
  Communications.........................................................................           2,778
  Professional fees......................................................................           5,985
  Rent and other occupancy...............................................................           5,073
  Contingency, legal and court costs.....................................................           4,050
  General and administrative.............................................................           3,499
  Impairment of securitizations..........................................................          18,849
  Impairment of finance receivables......................................................          52,851
  Restructuring costs....................................................................           8,773
                                                                                              -----------

                                                                                                  125,227
                                                                                              -----------

Loss from operations.....................................................................         (83,078)

Other income (expense)
  Interest and other.....................................................................             797
  Interest expense.......................................................................         (12,993)
  Reorganization items
     Professional fees...................................................................          (2,620)
                                                                                              -----------

Loss before income tax benefit...........................................................         (97,894)
Income tax benefit.......................................................................         (35,507)
                                                                                              -----------

Net loss.................................................................................     $   (62,387)
                                                                                              ===========

Basic and diluted loss per common share..................................................     $     (5.97)
                                                                                              ===========

Weighted-average number of common shares outstanding.....................................      10,453,548
                                                                                              ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements

                             CREDITRUST CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                  (Dollars in thousands, except per share data)



                                                                                       Stock      Accumulated
                                                        Additional                    Held for       Other       Retained
                                      Common Stock        Paid-in   Preferred Stock   Benefit    Comprehensive   Earnings
                                    Shares      Amount    Capital   Shares    Amount   Plans        Income       (Deficit)   Total
                                    ------      ------  ----------  ------    ------  --------    -------------  ---------   -----
Balance at December 31, 1999....  10,453,548    $ 105   $ 71,078      --      $ --    $ (269)      $ 2,259       $ 29,164  $102,337

Warrants issued in connection
   with debt and original
   issue discount...............          --       --      1,031      --        --        --            --             --     1,031
                                                                                                                           --------

Net loss........................          --       --         --      --        --        --            --        (62,387)  (62,387)

Other comprehensive income,
   decrease in unrealized gains
   on available for sale securi-
   ties, net of taxes of $1,926..         --       --         --      --        --        --        (2,259)            --    (2,259)
                                                                                                                           ---------

Total comprehensive income.......         --       --         --      --        --        --            --             --   (64,646)
                                  ----------    -----   --------     ---      ----    ------        ------        -------   -------

Balance at December 31, 2000..... 10,453,548    $ 105   $ 72,109      --      $ --    $ (269)       $   --      $ (33,223) $ 38,722
                                  ==========    =====   ========     ===      ====    ======        ======      =========  ========


              The accompanying notes are an integral part of these
                       consolidated financial statements

                             CREDITRUST CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                  (Dollars in thousands, except per share data)

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities
  Net loss............................................................................      $ (62,387)
  Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities
      Depreciation and amortization...................................................          4,281
      Deferred tax benefit............................................................        (35,507)
      Income on investment in securitization (accretion)..............................         (3,603)
      Impairment of securitizations...................................................         18,849
      Impairment of finance receivables...............................................         52,851
      Restructuring costs.............................................................          8,773
      Changes in assets and liabilities
         Decrease in other assets.....................................................            845
         Increase in accounts payable and accrued expenses............................          6,483
         Decrease in other liabilities................................................           (168)
                                                                                           ----------

Net cash and cash equivalents used in operating activities............................         (9,583)
                                                                                           ----------

Cash flows from investing activities
  Collections applied to principal on finance receivables, net........................         28,312
  Decrease in cash reserves on securitizations........................................          1,300
  Residual collections on securitizations.............................................          1,578
  Purchases of property and equipment.................................................         (2,690)
  Proceeds from sale of property and equipment........................................            128
  Proceeds from sale of finance receivables held for sale.............................          3,126
                                                                                           ----------

Net cash and cash equivalents provided by investing activities........................         31,754
                                                                                           ----------

Cash flows from financing activities
  Payments on notes payable and other debt, net.......................................        (22,974)
  Net payments on capital lease obligations...........................................           (547)
  Deferred costs......................................................................         (3,704)
                                                                                           ----------

Net cash and cash equivalents used in financing activities............................        (27,225)
                                                                                           ----------

Net decrease in cash and cash equivalents.............................................         (5,054)
Cash and cash equivalents at beginning of year........................................         11,927
                                                                                           ----------

Cash and cash equivalents at end of year..............................................     $    6,873
                                                                                           ==========


              The accompanying notes are an integral part of these
                       consolidated financial statements

                             CREDITRUST CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000


NOTE A--PETITION FOR RELIEF UNDER CHAPTER 11 AND PLAN OF
        REORGANIZATION

On June 21, 2000, Creditrust Corporation ("Creditrust") filed a petition for relief under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the District of Maryland (the "Bankruptcy Court"). None of Creditrust's subsidiaries filed. "Debtor", when used herein, refers to Creditrust's assets and liabilities only. Creditrust and its consolidated subsidiaries are referred to herein as the "Company". Under Chapter 11, collection of certain claims against the Debtor in existence prior to the filing of the petition for relief under Chapter 11 are stayed while the Debtor continues business operations as debtor-in-possession. These claims are reflected in the December 31, 2000 balance sheet as "liabilities subject to compromise". Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties of interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Debtor's assets ("secured claims") also are stayed, although the holders of such claims have the right to move the court for relief from the stay. The Debtor received approval from the Bankruptcy Court to pay or otherwise honor certain of its prepetition obligations, including employee wages and benefits. As of December 31, 2000, liabilities subject to compromise totaled approximately $13.5 million.

In accordance with provisions of Chapter 11, Creditrust filed a Plan of Reorganization, dated October 5, 2000, with the Bankruptcy Court. Subsequent amendments were filed, including the Fifth Amended Plan of Reorganization. The Bankruptcy Court confirmed the Fifth Amended Plan of Reorganization (the "Plan") on January 18, 2001. The Plan effects a reorganization of Creditrust's business. The Plan is premised on a business plan developed by Creditrust's management involving a merger (the "Merger") of Creditrust with and into NCO Portfolio Funding, Inc., a Delaware corporation ("NCOP", "Portfolio", or the "Surviving Corporation"). On February 22, 2001, the date the Plan was consummated under State law (the "Effective Date"), NCOP's name was changed to NCO Portfolio Management, Inc., and Creditrust was merged into NCOP, which is the Surviving Corporation. Most of the Company's employees became employees of NCO Financial Systems, Inc. ("NCOF"), a subsidiary of NCO Group, Inc., a Pennsylvania corporation ("NCOG"), which will be the majority owner of NCOP, the Surviving Corporation.

Under the Merger Agreement, Creditrust stockholders of record as of the close of business on February 20, 2001 initially will receive 0.1388 shares of Portfolio common stock, and will be eligible to receive up to an additional 0.0279 shares, currently held in escrow, based on the resolution of certain disputed claims. Upon completion of the merger, Portfolio is authorized to issue 35 million shares of $.01 par value common stock, and 5 million $.01 par value preferred stock. Effective with the Merger, there are 13,576,087 shares of Portfolio common stock issued and outstanding, including 291,732 shares held in escrow based on the resolution of certain disputed claims.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE A--PETITION FOR RELIEF UNDER CHAPTER 11 AND PLAN OF
        REORGANIZATION (CONTINUED)

On the Effective Date, the total number of shares of common stock of NCOP, $.01 par value per share (the "NCOP Common Stock"), issued and outstanding immediately after the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into and become such number of shares as follows: immediately after the Merger, NCOG shall own approximately 63%, and the Series 1999-2 noteholders (the "SPV99-2 Noteholders") shall own approximately 19.5% and the Creditrust stockholders, Joseph Rensin and Michael Barrist shall own 17.5%, of the issued and outstanding shares of NCOP (after giving effect to the issuance of shares of NCOP to holders of certain options and warrants of Creditrust as described below). There may be further adjustments upward to the percentage of stock issued to NCOG and the holders of the Company's SPV99-2 Notes if there are NCOP Unsecured Obligations after Disputed Claims are resolved (both as defined in the Plan).

Under the Plan and Merger Agreement, if NCOP Unsecured Obligations are outstanding as finally determined after all claims are resolved, then for every $418,000 of NCOP Unsecured Obligations so outstanding, 135,576 shares from its Escrow Reserve will be distributed to the following persons in the stated proportions:

              NCOG                            72.73%
              SPV99-2 Noteholders             22.42%
              Michael J. Barrist               3.23%
              Joseph K. Rensin                 1.62%
                                             -------

                                             100.00%
                                             =======

The amounts of NCOP Common Stock so issued shall be proportionally adjusted based upon the exact amount of outstanding NCOP Unsecured Obligations.

No fractional shares of NCOP Common Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, the number of shares of NCOP Common Stock to be issued to each shareholder of Creditrust and NCOP shall be rounded to the nearest whole number of shares of NCOP Common Stock.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE A--PETITION FOR RELIEF UNDER CHAPTER 11 AND PLAN OF
        REORGANIZATION (CONTINUED)

All options immediately prior to the Effective Date were calculated to have no value and were automatically voided and cancelled. Warrants to acquire shares of common stock of Creditrust, $.01 par value per share ("Creditrust Common Stock"), that were issued and outstanding immediately before the Effective Date (the "Convertible Securities") were, by virtue of the Merger and without any action on the part of the holder thereof, be automatically voided and cancelled, and converted into shares of the NCOP Common Stock as follows: shortly after the Effective Date, each such holder shall be issued the number of shares having an aggregate value equal to the positive difference, if any, between the aggregate buy-in value (as defined in the Merger Agreement) of the NCOP Common Stock into which such Convertible Securities would have been exercisable based on the Exchange Ratio (as defined under the Plan), as of the Effective Date, and the aggregate exercise price of such Convertible Securities as of the Effective Date.

Asset Guarantee Insurance Company ("AGI") filed a claim against Creditrust for $32.7 million in connection with AGI's guarantee of the Company's Series 1998-2 and Series 1998-A bonds (the "Warehouse Facility"). AGI also filed a motion to appoint a Chapter 11 trustee for the Company. Creditrust had previously filed a lawsuit against AGI, its parent company Enhance Financial Services ("EFS") and a former officer of EFS (the "EFS Litigation"). Subject to certain conditions and as part of the Plan, Creditrust has entered into an agreement with AGI and EFS to settle these disputes (the "AGI Settlement Agreement"). AGI shall be entitled to have an allowed claim in the amount of $4.55 million (the "AGI Claim"). The AGI Claim, if any, will be paid in accordance with the provisions of the AGI Settlement Agreement. In accordance with the terms of the AGI Settlement Agreement, the EFS Litigation was dismissed on the Effective Date. Payment on the AGI Claim can only be demanded if AGI is required to pay under its credit insurance policy for the Series 1998-A bonds (and then only in the amount of the payment, not to exceed $4.55 million) and after first exhausting any reserves which are expected to be $4.2 million. NCOF will become the successor servicer under the agreement. Although difficult to predict with any certainty, Creditrust believes that the existing reserves for and collections from the Series 1998-2 and Series 1998-A receivables will be sufficient to pay off the bonds, and therefore there will be no payment on the AGI Claim. Any claim payments would not result in a charge to earnings and would be used to retire the debt.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE A--PETITION FOR RELIEF UNDER CHAPTER 11 AND PLAN OF
        REORGANIZATION (CONTINUED)

In connection with the Plan, Creditrust has entered into a ten-year agreement with NCOF, NCOP and the Series 1999-1 bondholders to provide for NCOF to become successor servicer to Creditrust. Creditrust has also entered into an agreement with the Series 1999-2 bondholders to, among other things, cancel Creditrust's guarantee of the Series 1999-2 bonds, provide for the transition of servicing to NCOF upon the Effective Date, reduce the servicing fee from 40% of collections to 20% of collections, and cancel the bondholders' warrants for 1.2 million shares of Creditrust's Common Stock in exchange for, among other things, 19.5% of the NCOP Common Stock and a bond paydown of $5 million dollars payable on the Effective Date.

As a condition to the obligations under the Merger Agreement of both Creditrust, on the one hand, and of NCOG and NCOP, on the other, that upon the Effective Date the Surviving Corporation enter into an Independent Contractor Agreement (the "Contractor Agreement") with Joseph K. Rensin. Pursuant to the Contractor Agreement, Mr. Rensin, the former Chairman of the Board and Chief Executive Officer of Creditrust, is to provide up to 20 hours per month of consulting services to the Surviving Corporation on an as-needed, as-requested basis for a term of three years from the Effective Date, and is to receive base compensation for his services at the annualized rate of $400,000.

In addition to the services which Mr. Rensin has agreed to provide to the Surviving Company, he has also agreed that he will not engage in any business operation (with certain limitations) competing with the business of the Surviving Company and that he will not induce any employee, customer or supplier of Creditrust to terminate employment or any other relationship with the Company.

The Nasdaq Stock Market halted trading in the Creditrust Common Stock on June 22, 2000, the day after Creditrust filed its Chapter 11 petition, and de-listed the Creditrust Common Stock on September 26, 2000. The Creditrust Common Stock last traded on the Nasdaq Stock Market on June 21, 2000.

NOTE B--ORGANIZATION AND BUSINESS

Creditrust Corporation (the "Company") was incorporated in Maryland on October 17, 1991. The Company purchases, collects and manages defaulted consumer receivables from credit grantors, including banks, finance companies, retail merchants and other service providers. The Company's customers are located throughout the United States. The Company has historically funded its receivables purchases and the expansion of its business through a combination of bank and other warehouse funding, public and private equity funding and asset-backed securitizations.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE C--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Creditrust Funding I LLC, Creditrust Card Services Corporation, and Creditrust SPV99-1, LLC, and Creditrust SPV99-2, LLC. All material intercompany accounts and transactions have been eliminated.

Significant Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates have been made by management with respect to the amount of future cash flows of purchased portfolios. The estimated future cash flows of the portfolios are used to recognize income on finance receivables and to estimate the fair value of investment in securitizations. Actual results could differ from these estimates, making it reasonably possible that a change in these estimates could occur within one year. On a quarterly basis, management reviews the estimate of future collections, and it is reasonably possible that its assessment may change based on actual results and other factors. The change could be material (See Note E).

Cash and Cash Equivalents

The Company considers all highly liquid securities purchased with a maturity of three months or less to be cash equivalents. The Company's two securitizations that are accounted for as secured borrowings have provisions which restrict the Company's use of cash. Restricted cash as of December 31, 2000, was approximately $3.6 million.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE C--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Finance Receivables/Income on Finance Receivables

The Company accounts for its investment in finance receivables on an accrual basis under the guidance of Practice Bulletin 6, "Amortization of Discounts on Certain Acquired Loans," using unique and exclusive static pools. Static pools are established with accounts having similar attributes, usually based on acquisition timing by the seller. Once a static pool is established, the receivables in the pool are not changed. Proceeds from the sale of accounts that are included as part of a static pool are accounted for as collections in that static pool. Collections on replacement accounts received from the originator of the loans are included as collections in the corresponding static pools. The discount between the cost of each static pool and the contractual receivable of the accounts in the static pool is not recorded since the Company expects to collect a relatively small percentage of each static pool's contractual receivable balance. Each static pool is initially recorded at cost.

Accrual accounting for each static pool is measured as a unit for the economic life of the static pool (similar to one loan) for recognition of income on finance receivables, or collections applied to principal on finance receivables, and for provision of loss or impairment. The effective interest rate for each static pool is estimated based on the estimated monthly collections over the estimated economic life of each pool (currently five years, based on the Company's collection experience). Income on finance receivables is accrued monthly based on each static pool's effective interest rate applied to each static pool's monthly opening carrying value. Monthly collections received for each static pool reduce each static pool's carrying value. To the extent collections exceed the interest accrual, the carrying value is reduced and the reduction is recorded as collections applied to principal. If the accrual is greater than collections, the carrying value accretes. Accretion arises as a result of collection rates lower in the early months of ownership than the estimated effective yield which reflects collections for the entire economic life of the static pool. Measurement of impairment and any provision for loss is based on each static pool. To the extent the estimated future cash flow, discounted at the estimated yield, increases or decreases, the Company adjusts the yield accordingly. To the extent that the carrying amount of a particular static pool exceeds its fair value, a charge to earnings would be recognized in the amount of such an impairment. After the impairment of a static pool, no income is recorded on that static pool and collections are recorded as a return of capital. The estimated yield for each static pool is based on estimates of future cash flows from collections, and actual cash flows may vary from current estimates.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE C--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Servicing Fees

Servicing fees are recognized on securitized receivables under the terms of two indenture and servicing agreements. The Company recognizes as a servicing fee 20% of collections in the two 1998 gain on sale securitizations.

Investments in Debt and Equity Securities

The Company accounts for investments in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." As such, investments are recorded as either trading, available for sale, or held to maturity. The Company records its investment in securitizations (see Note F) as available for sale debt securities. Such securities are recorded at fair value, and unrealized gains and losses, net of the related tax effect, are not reflected in earnings but are recorded as a separate component of stockholders' equity. The investment in securitizations is estimated to accrue income over the estimated life of the underlying portfolio of receivables. A decline in the value of an available for sale security below cost that is deemed other than temporary is charged to earnings as an impairment and results in the establishment of a new cost basis for the security.

Deferred Costs

The Company capitalized legal and accounting costs incurred in connection with its establishment of the warehouse and revolving line of credit facilities in 1998, and with its interim financing facility and secured borrowing securitization in 1999. The costs are being amortized against income over the terms of the facilities.

The Company capitalized a conversion fee in connection with its secured borrowing when it was converted to long-term financing in 2000. The conversion fee is being amortized over the terms of the facility.

Depreciation/Amortization

Property and equipment, consisting of computer equipment, furniture and fixtures and leasehold improvements, are stated at cost and depreciated or amortized using a straight-line method of depreciation over the lives of the assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or estimated useful life. Accelerated methods are used for tax purposes.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE C--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reporting Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of financial statements. The Statement requires all items required to be recognized under accounting standards as components of comprehensive income, to be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. The Statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company's investment in securitizations is classified as available for sale and, as such, in accordance with SFAS No. 115, the Company recognizes as other comprehensive income the unrealized gains or losses for the difference between the amortized cost and estimated fair value, net of income taxes (see Note F).

Earnings per Common Share

Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share"
(EPS) requires dual presentation of basic and diluted EPS on the face of the statement of earnings for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

The Company's options and warrants were anti-dilutive for the year ended December 31, 2000; therefore, there was no difference between basic and diluted EPS.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE C--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Employee Stock Options

The Company accounts for its employee stock options in accordance with the intrinsic value-based method of Accounting Principles Board Opinion No. 25 (APB
25). Under this method, if options are priced at or above the quoted market price on the date of grant, there is no compensation expense recognized by the Company as a result of the options.

Impact of Recently Issued Accounting Pronouncements

Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. Statement No. 140, which replaces FASB No. 125, requires transfers of financial assets and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001 to derecognize the assets when control has been surrendered, and to derecognize liabilities only when they have been extinguished. The Company will adopt Statement No. 140 in the second quarter of 2001. Management does not believe the effect of the adoption will be material to the consolidated financial statements.

NOTE D--FAIR VALUE OF FINANCIAL INSTRUMENTS

The accompanying financial statements include various estimated fair value information as of December 31, 2000, as required by SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in the Statement and does not purport to represent the aggregate net fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value.

Finance Receivables

The Company initially records finance receivables at cost, which is discounted from the contractual receivable balance. The carrying value of finance receivables, which was estimated based upon future cash flows, approximates fair value at December 31, 2000.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE D--FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Investment in Securitizations

Prior to the quarter ended June 30, 2000, absent readily available market quotes for similar investments, the Company computed the fair value of the residual interests in its securitizations using a discounted future cash flow valuation. Effective with the NCO purchase offer, the Company believed NCO's value was the best available indication of market value and reduced the carrying value to reflect NCO's effective offer.

Notes Payable

Quoted market prices for the same or similar issues or the current rate offered to the Company for debt of the same remaining maturities are used to estimate the fair value of the Company's notes payable. At December 31, 2000, the carrying amount of the notes payable approximates fair value.

NOTE E--FINANCE RECEIVABLES

The Company purchases defaulted consumer receivables at a discount from the actual principal balance. The following summarizes the change in finance receivables for the year ended December 31, 2000:

                                                 (Dollars in thousands)

Balance, as of December 31, 1999..............       $    184,858
   Purchases of finance receivables...........                 --
   Impairment of finance receivables..........            (52,851)
   Accretion to principal.....................              4,101
   Amortization of principal..................            (32,414)
                                                     ------------

Balance, as of December 31, 2000..............       $    103,694
                                                     ============

Unrecorded discount...........................       $  2,537,700
                                                     ============

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE E--FINANCE RECEIVABLES (CONTINUED)

The Company aggregates individual static pools (i.e. purchases) into larger homogenous pools for financing purposes. As of December 31, 2000, the carrying value of each of the financing related pools of receivables was:

                                        (Dollars in thousands)

      Warehouse Facility.................     $    8,801
      Revolving Line of Credit...........         14,550
      SPV99-2............................         30,800
      SPV99-1............................         44,956
      Other..............................          4,587
                                               ---------

                                               $ 103,694
                                               =========

In 2000, the Company sold approximately $3.1 million of purchased finance receivables that had been classified as held for sale at December 31, 1999. All of these finance receivables were sold for cost and therefore no gain or loss was recognized.

Changes in Estimates

The Company monitors its projection models with a view towards enhancing predictability of both the amount and timing of collections. In the first quarter of 2000, the Company reduced the remaining estimates by 6% to reflect the historical cumulative trend in collections. The effect of the change in estimate was to reduce earnings in the first quarter of 2000 by $1.4 million after tax. In the second quarter of 2000, the Company reduced the remaining collection estimates to reflect changes in circumstances that occurred during the quarter. The changes in circumstances that effected the Company's ability to meet collection estimates for the quarter and prompted the revision of all future collections were: a) the loss of servicing of the Warehouse Facility; b) the backup servicer's collections were significantly lower than when the finance receivables were managed by the Company, c) the loss of servicing on securitization Series 1998-2, when combined with the loss of servicing of the Warehouse Facility significantly changed the financial prospects of the Company,
d) the Company's inability to secure additional financing to support its infrastructure and grow the operations, e) a reduction in personnel pursuant to the restructuring of the Company's operations prior to the filing of Chapter 11 reorganization, f) disruption of operations due to the Company's relocating all of its recovery personnel pursuant to the Company's restructuring, and g) the diminished prospects of the Company while in Chapter 11 to meet growth targets due to restricted availability of funds and a static work force.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE E--FINANCE RECEIVABLES (CONTINUED)

To the extent that the carrying amount of an individual static pool exceeds its fair value (i.e. its remaining collection estimates), a charge to earnings is recognized in the amount of such excess or impairment. During the quarter ended June 30, 2000, the change in remaining estimates mentioned above caused the fair value of some of the individual static pools to fall below their respective carrying amounts by approximately $52.9 million, which has been included as an impairment to earnings from operations in the statement of earnings.

After the impairment of a static pool, no income is recorded on that static pool and collections are recorded as a return of capital. As of December 31, 2000, approximately $49.4 million in carrying value is in this status.

NOTE F--INVESTMENT IN SECURITIZATIONS

The changes in investment in securitizations for the year ended December 31, 2000, are comprised of the following:


                                                                            (Dollars in thousands)
                                                                                                        Estimated
                                                              Cash         Amortized      Unrealized       Fair
                                                             Reserves         Cost           Gains         Value
                                                             --------      ---------      -----------   ----------
Balance as of December 31, 1999..........................   $ 4,550         $ 22,434        $ 4,185       $ 31,169

Residual collections.....................................        --           (1,578)            --         (1,578)
Release of reserve upon bond payoff .....................    (1,300)              --             --         (1,300)
Decrease in unrealized gains ............................        --               --         (4,185)        (4,185)
Impairment of investment in securitizations..............        --          (18,849)            --        (18,849)
Other ...................................................        --              199             --            199
Income on investment in securitizations..................        --            3,603             --          3,603
                                                             ------         --------        -------       --------

Balance as of December 31, 2000 .........................   $ 3,250         $  5,809        $    --       $  9,059
                                                            =======         ========        =======       ========

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE F--INVESTMENT IN SECURITIZATIONS (CONTINUED)

These are the residual interests in the two securitizations, Series 1998-1 and 1998-2. Prior to the quarter ended June 30, 2000, absent readily available market quotes for similar investments, the Company computed the fair value of the residual interests in its securitizations using a discounted cash flow valuation. Effective with the NCO purchase offer, the Company believed NCO's value was the best available indication of market value and in the second quarter reduced the carrying value to reflect NCO's effective offer. Hence, the carrying value was impaired by approximately $18.8 million in the second quarter, which has been included as a charge to earnings from operations on the statement of earnings. This in effect established a new cost basis for investment in securitizations.

In April 2000, the Company received notification from the note insurer, Asset Guaranty Insurance Company ("AGI," as previously defined), of a non-payment related default and that it was terminating the Company's servicing rights effective May 1, 2000, on the Series 1998-2 securitization. The successor servicer is paid a servicing fee of 30% on monthly collections. Pursuant to the Merger Agreement servicing will be transferred to NCOF at a 25% fee. The carrying value of the Series 1998-2 securitization at December 31, 2000, was approximately $2.1 million, which is net of the outstanding bond balance of approximately $10.1 million.

In August 2000, the Company retired the Series 1998-1 bond in full, including all outstanding interest and administrative fees. Pursuant to the retirement of the Series 1998-1 bond, the cash reserve of approximately $1.3 million was returned to the Company.

NOTE G--PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2000:

                                                          (Dollars in thousands)

Computer equipment and software.........................          $ 3,666
Furniture and fixtures..................................            1,128
Leasehold improvements..................................              229
                                                                 --------

                                                                    5,023
Less accumulated depreciation and amortization..........            1,893
                                                                 --------

                                                                 $  3,130
                                                                 ========

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE G--PROPERTY AND EQUIPMENT (CONTINUED)

As of December 31, 2000, property and equipment purchased pursuant to capital leases was approximately $2.2 million, less accumulated depreciation of $654,000.

During 2000, property and equipment totaling approximately $7.5 million was written off as part of the Company's restructuring of operations and rejection of certain executory capital lease contracts.

NOTE H--DEFERRED COSTS

Deferred costs consist of the following at December 31, 2000:

                                                         (Dollars in thousands)

Revolving and warehouse credit facilities...........            $   631
SPV99-1 securitization..............................                660
SPV99-2 financing...................................              3,168
                                                                -------

                                                                $ 4,459
                                                                =======

NOTE I--ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses not subject to compromise consist of the following at December 31, 2000:

                                                         (Dollars in thousands)

Trade accounts payable.............................            $    282
Accrued other liabilities..........................               2,540
Accrued salaries, taxes and fringe benefits........               1,270
                                                               --------

                                                               $  4,092
                                                               ========

Accounts payable and other liabilities subject to compromise totaled approximately $13.5 million as of December 31, 2000.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE J--NOTES PAYABLE

NCOG Credit Agreement

Pursuant to the Merger Agreement, Portfolio has entered into a Credit Agreement with NCOG which provides Portfolio with a $50 million revolving line of credit from NCOG in the form of a subfacility under its existing credit facility. Portfolio and certain of its subsidiaries have guaranteed the obligations of NCOG under its existing credit facility to the extent of the amount owed by Portfolio to NCOG under the NCOG Credit Agreement. All of the assets of Portfolio and certain of its subsidiaries have been pledged to secure guarantees.

Debtor-In-Possession Financing

Effective June 22, 2000, the Debtor obtained a post-petition working capital facility (the "DIP Facility") from Sunrock Capital Corporation ("Sunrock"), the Company's prepetition revolving line of credit lender. The agreement provides for loans to the Debtor for working capital purposes through the earlier of the Effective Date of the Plan or one year. The DIP Facility extends $5 million in credit, secured by the first priority lien on substantially all of the Debtor's personal property, including accounts receivable, equipment, and general intangibles. The DIP Facility provides for cross collateralization of Sunrock's prepetition loan amounts and interest at prime plus 5% (14.5% at December 31, 2000). As of December 31, 2000, the outstanding balance on the DIP Facility was approximately $1.9 million. No debt service payments are required under this facility. Accrued interest in the amount of $178,000 is included in the outstanding balance. The DIP Facility contains covenants, the most restrictive of which are targeted collections and expense limits. The Company is in compliance with these requirements. As of the Effective Date, pursuant to the Merger Agreement, the DIP Facility was repaid in full.

Non-Recourse Warehouse Facility

In September 1998, the Company established through a wholly owned consolidated special purpose finance subsidiary, Creditrust Funding I LLC, an initial $30 million revolving Warehouse Facility for use in acquiring finance receivables. The Warehouse Facility carries a floating interest rate of LIBOR plus .65% (7.09% at December 31, 2000), with the revolving period expiring in October 2000. The final due date of all payments due under the facility is October 2005. The Warehouse Facility is secured solely by a trust estate, primarily consisting of specific consumer receivables that the Company has absolutely assigned to the special purpose finance subsidiary, and is non-recourse to the parent company and its other assets. Generally, the Warehouse Facility provided 95% of the acquisition costs of receivables purchased, with the

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE J--NOTES PAYABLE (CONTINUED)

Company funding the remaining 5% and a one-time $900,000 liquidity reserve requirement. The $900,000 reserve account is included in cash on the balance sheet and restricted as to use until the Warehouse Facility is retired. It is a requirement of the indenture agreement governing the Warehouse Facility that the cash reserve be increased by $1.3 million and $3.25 million, each increase to be effective one day after the pay-off of Series 1998-1 and 1998-2 securitizations, respectively.

The Company's right to service the receivables funded by the Warehouse Facility automatically terminates on a monthly basis subject to reappointment by the note insurer. AGI notified the Company that it was not reappointing the Company as servicer effective April 1, 2000. The Trustee, as back-up servicer, appointed the Company to be servicer for the month of April 2000, and thereafter, selected a third-party. Debt service on the Warehouse Facility is interest only during a six-month revolving period and thereafter comprised of all collections from receivables less a 20% servicing fee. In February 2000, the servicing fee increased to 35% pursuant to the amended indenture and servicing agreement. These servicing fees are eliminated in consolidation. As described in Note F, AGI notified the Company that the Warehouse Facility was in default due to a cross default provision with Series 1998-2. The Company was notified that the Warehouse Facility is in default due to the Company's failure to increase the cash reserves by $1.3 million after the retirement of the Series 1998-1 securitization. The backup servicer has increased the cash reserve by $300,000 to $1.2 million from collections received. Pursuant to the Merger Agreement servicing will be transferred to NCOF at a 25% fee.

Interest expense, trustee fees and guarantee fees aggregated approximately $2.3 million for the year ended December 31, 2000. As of December 31, 2000, the amount outstanding on the facility was approximately $20.7 million and the carrying value of the assets included in the Warehouse Facility was approximately $8.8 million.

Revolving Line of Credit

In October 1998, the Company entered into a $20 million revolving line of credit with a commercial lender to provide receivables financing. The facility had a term of three years, during which time the Company could borrow and repay funds to purchase receivables at 80% of acquisition cost. Interest was based on prime plus 0.5%, or LIBOR plus 2.5% at the option of the Company on each advance. Pursuant to an amendment to the loan documents in March 2000, interest was prime plus 2.5% effective April 1, 2000. The facility is secured by any receivables purchased under the facility and substantially all the Company's other assets.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE J--NOTES PAYABLE (CONTINUED)

The facility contains financial covenants the most restrictive of which requires that the Company maintain a net worth of $30.0 million plus 50% of net earnings. Debt service on the revolving facility was interest only for six months following the purchase of receivables. After six months, principal was payable over twenty-four months.

The Company did not make its principal or interest payments on the revolving line of credit facility for April and May 2000. The lender declared default, but did not accelerate the loan. Interest on the line increased to prime plus 5% per annum effective April 1, 2000 (14.5% at December 31, 2000). Pursuant to a court order and effective for June 2000, the Company modified the terms of the agreement whereby 60% of certain collections are applied to debt service, and the remaining collections go to the Company. Debt service payments are paid weekly. Outstanding debt on the line as of December 31, 2000, was approximately $13.5 million, including approximately $1.6 million of interest capitalized as part of the line, and the carrying value of the finance receivables under this facility was approximately $14.6 million. Interest expense totaled approximately $2.0 million for the year ended December 31, 2000. As of the Effective Date, pursuant to the Merger Agreement, the revolving line of credit was repaid in full.

SPV99-2 Financing

In August 1999, the Company entered into a $40.0 million interim credit facility to fund purchases of additional portfolios of defaulted receivables. Under this arrangement, Creditrust SPV99-2, LLC (Series 1999-2), a newly formed special purpose subsidiary, issued secured, interim short-term notes in a private placement to institutional investors. The notes were backed by a parent guarantee from the Debtor. The subsidiary used the proceeds of the interim credit facility to purchase portfolios including purchases under forward flow contracts. The Company was initially obligated to retire this facility with proceeds from any capital markets transactions or certain asset sales prior to the May 2000 initial maturity date. Interest was initially payable at 12% per annum. Debt service was initially all collections on the receivables. The notes converted to long-term financing effective March 1, 2000, at which time the interest rate changed to 15% per annum and the maturity extended to September 2002. Warrants for the purchase of 1,236,138 shares of common stock of the Company were issued to the lenders based on the average stock price under a defined formula at market value. An original issue discount of $1.0 million was recorded pursuant to the issuance of the stock warrants. The lenders received a conversion fee of 8.25% of the outstanding debt on March 1, 2000, or $2.8 million, paid from collections on the receivables.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE J--NOTES PAYABLE (CONTINUED)

Debt service, including payment of the conversion fee, is all collections less a 40% servicing fee paid to the Company. Servicing fees are eliminated in consolidation. The facility includes a technical cross default on the revolving line of credit and securitizations. As a consequence of the Company's filing for relief under Chapter 11 of the federal bankruptcy laws, under the terms of the agreement, the interest rate increased to 21% per annum. As of December 31, 2000, the Company had approximately $33.8 million outstanding under this facility. Interest expense totaled approximately $6.1 million for the year ended December 31, 2000, and the carrying value of the finance receivables under this facility was approximately $30.8 million. Pursuant to the Merger Agreement, the parent guarantee was cancelled, the servicing will be transferred to NCOF at a 20% fee and the warrants were cancelled for 19.5% of the stock of NCOP. Additionally, $5 million was paid on the loan on the Effective Date.

Non-Recourse SPV 99-1 Securitization Note

In August 1999, the Company issued a $40.0 million asset backed securitization note through its newly formed special purpose subsidiary Creditrust SPV99-1, LLC (Series 1999-1). This note is secured by the receivables pledged to the note holders and is non-recourse to the parent Company and its other assets. Interest is payable at 9.43% per annum and the final maturity date of the note is July 2004. Interest expense totaled approximately $2.5 million for the year ended December 31, 2000. A one-time $2.4 million liquidity reserve is included in cash on the balance sheet and restricted as to use until the note is retired. The securitization did not qualify for gain on sale accounting under generally accepted accounting principles, with the result that the securitization notes are treated as a secured borrowing and appear as debt on the consolidated financial statements of the Company. As of December 31, 2000, the Company had approximately $18.1 million outstanding under the facility, and the carrying value of the finance receivables under the facility was approximately $45.0 million. Debt service is paid from all collections on the receivables less a 20% servicing fee. Servicing fees are eliminated in consolidation.

Due to a cross default provision with another defaulted securitization, the trustee notified the Company that a servicer default had occurred. On May 4, 2000, the Company was notified by the trustee for the bondholders that effective immediately, Creditrust was terminated from all its duties and obligations under the servicing agreement. In subsequent discussions, the bondholders have requested the Company to continue servicing the receivables for an indeterminate period. The servicing will be transferred to NCOF as part of a settlement reached with the Series 1999-1 bondholders after the Effective Date.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE J--NOTES PAYABLE (CONTINUED)

At December 31, 2000, the Company had no available credit under existing debt facilities. As of December 31, 2000, required and projected minimum principal payments payable by the Company were as follows:

          Years ending December 31,                     (Dollars in thousands)
          -------------------------

         2001..........................................        $ 27,384
         2002..........................................          35,223
         2003..........................................           3,413
         2004..........................................           3,118
         2005 and thereafter...........................          18,862
                                                               --------

              Total minimum principal payments.........          88,000

         Original issue discount on warrants issued
           from SPV99-2 financing .....................            (699)
                                                               --------

              Fair value of debt recorded..............        $ 87,301
                                                               ========

NOTE K--CAPITALIZED LEASE OBLIGATIONS

The Company has entered into capital lease obligations to finance the purchase of computer equipment and furniture. The terms of these leases range from 36 to 48 months. The balance due on the leases was approximately $1.4 million as of December 31, 2000. Interest rates range from 8.7% to 11.4%; and interest expense was $263,000 in 2000.

At December 31, 2000, future minimum annual lease payments under capital leases together with their present value are as follows:

          As of December 31,                            (Dollars in thousands)
          ------------------

         2001.........................................       $     826
         2002.........................................             661
         2003.........................................              57
                                                             ---------

         Total minimum lease payments.................           1,544
         Amount representing interest.................            (134)
                                                             ---------

         Present value of minimum lease payments......       $   1,410
                                                             =========

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE K--CAPITALIZED LEASE OBLIGATIONS (CONTINUED)

In June 2000, pursuant to the filing of Chapter 11, the Company rejected certain capital lease contracts. Lease obligations totaling approximately $4.0 million have been classified as subject to compromise in accordance with the provisions of reporting under Chapter 11.

NOTE L--INCOME TAXES

Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. These differences primarily result from the use of the cost recovery method of accounting for finance receivables for income tax purposes versus the effective interest rate method for financial reporting purposes and the recognition of securitizations as sales under SFAS No. 125 for financial reporting purposes versus financing transactions for tax reporting.

The income tax benefit consists of the following for the year ended December 31, 2000:

                                                 (Dollars in thousands)
Deferred tax benefit
   Federal....................................          $ (29,134)
   State......................................             (6,373)
                                                        ---------

                                                        $ (35,507)
                                                        =========

The net deferred tax assets consist of the following as of December 31, 2000:

                                                 (Dollars in thousands)
Deferred tax assets
   Net operating loss carryforward............         $  34,213
   Reorganization costs.......................             1,012
   Other......................................               116
                                                       ---------

Deferred tax assets...........................            35,341
                                                       ---------

Deferred tax liabilities
   Finance receivables........................            16,443
   Investment in securitizations..............             1,899
   Other......................................               181
                                                       ---------

Deferred tax liabilities......................            18,523
                                                       ---------

Net deferred tax assets.......................         $  16,818
                                                       =========

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE L--INCOME TAXES (CONTINUED)

The difference between the total income tax benefit and the income tax benefit computed using the Federal income tax rate were as follows for the year ended December 31, 2000:

Pretax loss................................................    $ (97,894)
                                                               =========

Computed Federal income tax benefit at 34%.................    $ (33,284)
Computed state income taxes, net of federal benefits.......       (4,523)
Other......................................................        2,300
                                                               ---------

Income tax benefit.........................................    $ (35,507)
                                                               =========

As of December 31, 2000, the Company has a net operating loss carryforward of approximately $89.0 million, which fully expires in 2020. Because of the ownership change in 2001 the use of the net operating loss carryforward could be substantially curtailed by Section 382 of the Internal Revenue Code. The annual use of the net operating loss carryforward is limited under this section and such limitation is dependent on i) the fair market value of the Company at the time of the ownership change and ii) the net unrealized built-in gains of the Company at the time of the ownership change. The fair market value of the Company at the time of ownership change appears to be such that the net operating loss carryforward would be substantially curtailed under Section 382 of the Internal Revenue Code. However, the net operating loss carryforward can be used against the net unrealized built-in gain to the extent such gain is recognized within the next five years.

NOTE M--COMMITMENTS AND CONTINGENCIES

Leases

In January 1996, the Company entered into an agreement to lease its current headquarters and a collection facility. In October 1998, the Company amended the lease to expand the leased space in return for additional monthly rent. Rent expense for this lease for the year ended December 31, 2000 was $226,000. Pursuant to the Merger Agreement, the lease was assigned to the former Chairman of the Board.

In September 1997, the Company entered into an agreement to lease additional office space for an operations center. The lease required no payments for the first six months. The Company recorded the free rent period as a lease incentive and is amortizing it straight-line over the term of the lease. Rent expense for this lease for 2000 was $406,000, including $41,000 of amortized lease incentive.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE M--COMMITMENTS AND CONTINGENCIES (CONTINUED)

In January 1999, the Company entered into a storage facility lease agreement. The lease began in February 1999 and expires in January 2003. The yearly commitment pursuant to this lease is $142,000. The Company defaulted on its lease payment in May 2000. The landlord began eviction procedures and terminated the lease. Rent expense for this lease for the year ended December 31, 2000 was $62,000.

In May 1999, the Company entered into a seven-year lease for additional office space of approximately 94,000 square feet in suburban Baltimore. The lease term commenced on July 1, 1999 and ends July 31, 2006. The Company was given an improvement allowance of $1.2 million, which has been recorded as lease incentive and is amortized over the term of the lease. Under an amendment dated October 1999, the Company leased an additional 42,000 square feet of office space commencing in May 2000. Rent expense for this lease for the year ended December 31, 2000 was $701,000. Pursuant to the filing of Chapter 11, the Company rejected the executory lease, and wrote off the unamortized lease incentive in the amount of $1.2 million.

Future minimum operating lease commitments, net of reimbursements, are as follows:

    Years ending December 31,                       (Dollars in thousands)
    -------------------------

   2001............................................        $    513
   2002............................................             494
                                                           --------

                                                           $  1,007
                                                           ========

Litigation

The Company is involved in various litigation arising in the ordinary course of business. Management believes these items, individually or in aggregate, will not have a material adverse impact on the Company's financial position, results of operations or liquidity.

Reference is hereby made to Note A above for a description of the Chapter 11 proceeding to which the Company is a party, which description is incorporated herein by reference.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE M--COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company filed a complaint on April 4, 2000, against Enhanced Financial Services Group Inc. ("EFS"), AGI and Charles Henneman in the United States District Court for the District of Maryland containing 18 counts alleging securities fraud, common law fraud and other common law tort actions and which seeks compensatory and punitive damages in excess of $200 million. All defendants have filed motions to dismiss, which have been briefed and answered. After Creditrust filed for relief under Chapter 11 of the federal bankruptcy laws, AGI filed a motion for a temporary restraining order in connection with $1.3 million reserves held by Series 98-1 securitization. The court denied AGI's motion. AGI also filed a motion seeking the appointment of a Chapter 11 trustee. AGI filed a claim in the Bankruptcy Court for up to $32.7 million. See Note A for a description of the AGI Settlement Agreement reached with AGI, EFS and Henneman.

Creditrust filed a complaint in the United States District Court for the District of Delaware seeking a declaratory judgment with respect to a contract between the Company and MBNA which had terminated as a result of certain actions by MBNA. MBNA answered by denying any liability, and filed a counterclaim seeking damages (not calculated or stated) from the Company for breach of contract. The Company answered by denying all liability. The counterclaim has been stayed by the Chapter 11 proceedings and all parties have agreed to hold off on any discovery with respect to the original claim. MBNA has filed an unliquidated claim and an amended claim in the amount of $4.5 million in the Bankruptcy Court to which the Company has objected. All parties have entered into a Memorandum of Understanding, the terms of which set forth an agreed settlement of all outstanding issues and allows MBNA a cash claim of $65,000. The Company has consummated the settlement with MBNA on February 22, 2001.

The Company filed a complaint in the United States District Court for the District of Maryland seeking damages from a former employee, et al. for theft and conversion of funds belonging to the Company (currently estimated to be in excess of $200,000). A temporary restraining order was issued and converted to a preliminary injunction preventing the removal or expenditure of assets by the defendants. Subpoenas have been issued to various financial institutions in order to discover any misdirected funds. An insurance claim has been filed.

A complaint was filed in the Court of Common Pleas for Lucas County, Ohio, seeking damages of approximately $459,000 from the Company and a co-defendant, Key Bank, resulting from a tradeline which the Company allegedly filed on plaintiff's credit report. Plaintiff alleges that the Company knew, or had reason to know, that the account purchased had been previously settled. A stay has been issued pursuant to a notice of suggestion of bankruptcy being filed. Plaintiff has also filed a claim in the United States Bankruptcy Court for the District of Maryland, Northern Division. The Company has contested this litigation and the matter is currently under advisement by the Bankruptcy Court.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE M--COMMITMENTS AND CONTINGENCIES (CONTINUED)

A complaint was filed in the Circuit Court for Baltimore County seeking damages of $1,333,000 from the Company for alleged breach of a contract for the construction of tenant improvements in the Company's former call center in Hunt Valley, Maryland. An answer has been filed and all proceedings stayed by the Chapter 11 filing. A claim was filed in the Bankruptcy Court and the Company has objected to the claim. The Company has provided for any likely loss in connection with this litigation.

A class action complaint was filed against the Company in the United States District Court for the Northern District of Illinois seeking class damages for all customers of the Company residing in Illinois who received a collection letter alleged to be in violation of the Fair Debt Collection Practices Act. The Company filed an answer and discovery has commenced. Class certification has been challenged and the original plaintiff has withdrawn and a substitute plaintiff has been added. The Company has again challenged certification of the class based upon the lack of sufficient commonality of facts to support liability. The proceeding was dismissed by the plaintiff for no consideration on July 28, 2000. The plaintiff has filed a claim in the Bankruptcy Court. The Company has objected to this claim and the claim has been disallowed by the Bankruptcy Court.

A complaint was filed against the Company in the United States District Court for the Northern District of Alabama seeking class damages for all customers of the Company who had filed for protection under the U.S. Bankruptcy Code and, an alleged violation of the automatic stay provisions of the Code, continued to receive requests for payment from the Company. Several counts have been dismissed by the court. Class certification is pending. All proceedings have been stayed as a result of the Chapter 11 proceeding. The plaintiff has filed a claim in the Bankruptcy Court. The Company has objected to this claim and the claim has been disallowed by the Bankruptcy Court.

Six complaints filed in the United States District Court for the District of Maryland seeking class damages against certain officers of the Company for alleged violation of the Securities and Exchange Act and various rules promulgated thereunder. The Company is not a named defendant because of the Chapter 11 proceeding, but may have indemnification responsibilities to some or all defendants. Motions to dismiss are to be filed. The Company's plan of reorganization specifically provides for related indemnification claims to be limited to a trust fund and certain insurance policies. The surviving corporation will have no ongoing responsibility for these claims under the plan. Any deductibles the Company may incur have been expensed.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE M--COMMITMENTS AND CONTINGENCIES (CONTINUED)

Seven individual complaints, filed in the Circuit Court for Baltimore City by the same attorney seek individual yet identical compensatory and punitive damages and state identical causes of action. Said causes of action include the violation of the Maryland Consumer Protection Act, fraud, constructive fraud, the violation of Federal Consumer Credit Protections Act, negligence, breach of contract, interference with contractual relations, and intentional infliction of emotional distress. Motions to dismiss certain counts and defendants and to remove the remaining matters to the United States District Court for the District of Maryland have been filed. The Company believes these claims are without merit. The Bankruptcy stay has caused the case to be administratively closed. The plaintiffs have filed claims in the Bankruptcy Court. The Company has objected to these claims and the claim has been disallowed by the Bankruptcy Court.

NOTE N -- RESTRUCTURING OF OPERATIONS

In May 2000, the Company effectuated a restructuring plan and closed one of its operations centers. The exit plan included relocating all employees in the closed operations center to its main operations center, disposing of certain equipment leases, and a reduction in staff. The cost of restructuring of approximately $8.8 million is presented as a charge to income as a separate component of earnings from operations in the second quarter. The restructuring costs included writing off unutilized property and equipment leases and leaseholds, and costs of abandonment of the real property lease.

NOTE O--STOCK AND OPTION PLANS

Employee Stock Purchase Plan

In conjunction with the initial public offering, the Company reserved a total of 100,000 shares of common stock for issuance pursuant to the 1998 Creditrust Employee Stock Purchase Plan. The plan is administered by the Board of Directors and is open to all eligible employees, who can purchase shares at a 15 percent discount to the fair market value, subject to certain annual limitations. As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE O--STOCK AND OPTION PLANS (Continued)

Company will account for stock-based compensation on the intrinsic value-based method of Accounting Principles Board Opinion No. 25. As the plan is non-compensatory in nature, no compensation expense will be recorded for stock purchased pursuant to the plan. No shares have been issued pursuant to the plan.

Stock Incentive Plan

In conjunction with the initial public offering, the Company reserved a total of 800,000 shares of common stock for issuance pursuant to the 1998 Creditrust Stock Incentive Plan. The plan is administered by the Board of Directors and provides for the grant of stock options and other stock grants to directors and to all eligible employees of the Company, including executive officers and directors. Options granted under the plan are granted on such terms and at such prices as determined by the Board of Directors, except the per share exercise price may not be less than the fair market value of the common stock on the date of the grant. The Board of Directors has the authority to amend or terminate the plan, provided no such amendment or termination adversely affects the rights of any holder of any outstanding option without the written consent of such holder. The Company granted options totaling 1,184,129 shares to all active employees as of June 8, 2000.

Stock Options Issued

The Company issues options to employees and members of its Board of Directors based on hiring incentives and merit. The Company has accounted for its options under APB Opinion No. 25 and related interpretations. The options, which have a term of 10 years when issued, are granted at various times during the year and vest based upon individual grant specifications. The exercise price of each option equals or exceeds the market price of the Company's stock on the date of grant. No compensation cost has been recognized for employee options. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates, consistent with the method in SFAS No. 123, the Company's net earnings would have been decreased to the pro forma amounts indicated below for the year ended December 31, 2000:

                                                          (Dollars in thousands,
                                                          except per share data)

 Net earnings (loss)--as reported..........................     $(62,387)
 Net earnings (loss)--pro forma............................     $(62,670)
 Net earnings (loss) per diluted common share--as reported.     $  (5.97)
 Net earnings (loss) per diluted common share--pro forma...     $  (6.00)

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE O--STOCK AND OPTION PLANS (CONTINUED)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing method with the following weighted-average assumptions used for grants as of December 31, 2000:

   Expected Volatility................................     189.00%
   Risk-free Rate.....................................       4.81%
   Expected Lives.....................................     5 Years

The following tables depict activity in the plan for the year ended December 31, 2000:

                                                           Shares
                                                           ------

   Options outstanding as of December 31, 1999........     339,381
      Granted.........................................   1,184,129
      Exercised.......................................          --
      Forfeited.......................................    (315,833)
      Expired.........................................          --
                                                         ---------

   Options outstanding as of December 31, 2000........   1,207,677
                                                         =========

   Options exercisable at year-end....................     609,137
                                                         =========
   Weighted-average fair value per share of options
     granted during the year..........................   $     .51
                                                         =========
   Weighted-average exercise price....................   $     .53
                                                         =========

In accordance with the Merger Agreement, all options are automatically voided and cancelled on the Effective Date.

NOTE P--SUPPLEMENTAL CASH FLOWS INFORMATION

Supplemental Disclosures of Cash Flows Information

The Company paid $12.8 million for interest during the year ended December 31, 2000.

Supplemental Disclosures of Noncash Investing and Financing Activities

The Company financed $717,000 purchases of property and equipment with capitalized lease obligations during the year ended December 31, 2000.

                             CREDITRUST CORPORATION

                                December 31, 2000


NOTE P--SUPPLEMENTAL CASH FLOWS INFORMATION (Continued)

The Company wrote off certain property and equipment amounting to $7.5 million in connection with its restructuring of operations during the year ended December 31, 2000.

NOTE Q--RELATED PARTY TRANSACTIONS

In March 2000, the Company's Chairman and Chief Executive Officer, loaned the Company $648,000 as a short-term note. The proceeds of the note were used to pay an obligation of the Company under the Line of Credit Facility. The note initially matured on April 16, 2000, and bore interest at the rate of 6% per annum payable at maturity. The default rate of interest is 24% per annum. The note provided for a 2% commitment fee payable at funding. This note was stayed in the bankruptcy filing of the Company in June 2000. Pursuant to the Merger Agreement, this note was exchanged for NCOP's common stock.

The Company paid approximately $600,000 during 2000 in contingent legal fees on collections of receivables placed with a law firm which employs a former Director of the Company.

In 2000, the Company paid $400,000 to a company affiliated with a former Director of the Company for accounts sold in 1999 that were put back to the Company pursuant to the sales contract. In addition, on February 22, 2001, the Company paid an additional $433,000 pursuant to the bankruptcy settlement for similar accounts.

NOTE R - SUPPLEMENTARY FINANCIAL INFORMATION (UNAUDITED)

The following tables represent selected quarterly financial information for the year ended December 31, 2000:

                                   (Dollars in thousands, except per share data) March 31 June 30 September 30 December 31
                                   --------  -------  ------------  -----------

Total revenues                     $ 21,485  $  6,845    $ 7,025      $ 6,794
Expenses from operations             14,462    92,787      8,940        9,038
                                   --------  --------    -------      -------

Earnings (loss) from operations    $  7,023  $(85,942)   $(1,915)     $(2,244)
                                   ========  ========    =======      =======

Net earnings (loss)                $  2,618  $(54,186)   $(3,966)     $(6,853)
                                   ========  ========    =======      =======
Basic earnings (loss) per common
   share                           $    .25  $  (5.18)   $  (.38)     $  (.66)
                                   ========  ========    =======      =======
Diluted earnings (loss) per common
   share                           $    .25  $  (5.18)   $  (.38)     $  (.66)
                                   ========  ========    =======      =======

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NCO GROUP, INC.

                                         By:   /s/ Steven L. Winokur
                                              --------------------------
                                              Executive Vice President, Finance
                                              and Chief Financial Officer

Date:   March 14, 2001